Exhibit 10(d)

FIRST AMENDMENT TO THE

CBS CORPORATION SENIOR EXECUTIVE

SHORT-TERM INCENTIVE PLAN

CBS Corporation hereby amends the CBS Corporation Senior Executive Short-Term Incentive Plan, effective January 1, 2009 (“the Plan”), as follows:

1.             The second sentence of Section 2.5 is amended in its entirety to read as follows:

“Such Awards shall be paid between January 1st and February 28th of the calendar year following the calendar year during which the Performance Period ends.”

2.             Capitalized terms used in but not defined in this First Amendment shall have the same meaning as in the Plan.

3.             Except as otherwise provided herein, the Plan shall continue in full force and effect in accordance with its terms.